Exhibit 99.1

VMware Completes Acquisition of SpringSource

Combination Will Enable Customers to More Efficiently Build, Run and Manage

Applications on both Internal and External Clouds

PALO ALTO, Calif., September 16, 2009 — VMware, Inc., (NYSE: VMW), the global leader in virtualization solutions from the desktop through the datacenter and to the cloud, today announced the completion of its acquisition of SpringSource, a leader in enterprise and web application development and management. VMware announced the signing of its definitive agreement to acquire SpringSource on August 10, 2009.

“The combination of VMware and SpringSource will enable us to take our customers on an evolutionary path forward, one that offers a superior platform for both internal and external cloud environments that can host both existing and new applications,” said Paul Maritz, president and chief executive officer, VMware. “What’s more, this combination will move us forward in our mission to simplify enterprise IT and make customer environments more efficient, scalable and easier to manage.”

SpringSource will become a division of VMware and will be led by Rod Johnson, the founder and chief executive officer of SpringSource, who will serve as its General Manager. This division’s charter will be to continue its focus on providing developers and customers the best experience for developing enterprise and web applications on all platforms, with an additional focus on helping VMware create integrated products that deliver a simplified “build, run and manage” experience based on both SpringSource technologies and VMware vSphere™. These new products will extend VMware’s strategy to deliver Platform as a Service (PaaS) solutions that can be hosted at customer datacenters or at service providers.

About VMware

VMware delivers solutions for business infrastructure virtualization that enable IT organizations to energize businesses of all sizes. With the industry leading virtualization platform – VMware vSphere™ – customers rely on VMware to reduce capital and operating expenses, improve agility, ensure business continuity, strengthen security and go green. With 2008 revenues of $1.9 billion, more than 150,000 customers and 22,000 partners, VMware is the leader in virtualization which consistently ranks as a top priority among CIOs. VMware is headquartered in Silicon Valley with offices throughout the world and can be found online at www.vmware.com.

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VMware and VMware vSphere are registered trademarks and/or trademarks of VMware, Inc. in the United States and/or other jurisdictions. All other marks and names mentioned herein may be trademarks of their respective companies.

Forward-Looking Statements

Statements made in this press release which are not statements of historical fact are forward-looking statements and are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate, but are not limited, to the integration of SpringSource’s technology, employees, business and operations into VMware’s technology platforms, business and operations, VMware’s cloud and Platform as a Service strategies and projections for the direction, development and utilization of virtualized and cloud computing infrastructure and application solutions offered by VMware and the SpringSource product division. Actual results could differ materially from those projected in the forward-looking statements in this press release as a result of numerous risk factors, including but not limited to: (i) failure to successfully integrate SpringSource’s technology, employees, business and operations into VMware’s business and operations; (ii) failure to successfully execute VMware’s cloud and Platform as a Service strategies; (iii) adverse changes in general economic or market conditions; (iv) delays or reductions in information technology spending; (v) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into the virtualization, cloud computing and PaaS markets, and new product and marketing initiatives by our competitors; (vi) our customers’ ability to develop, and to transition to, new products; (vii) the uncertainty of customer acceptance of emerging or open source technology; (viii) rapid technological and market changes in virtualization software; (ix) changes to product development timelines; (x) our ability to protect our proprietary technology; and (xi) our ability to attract and retain highly qualified employees. These forward looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including the report on Form 10-Q for the fiscal period ended June 30, 2009, which could cause actual results to vary from expectations. VMware disclaims any obligation to update any such forward-looking statements after the date of this release.

Contacts:

Michael Haase

VMware Investor Relations

mhaase@vmware.com

(650) 427-2875

Gloria Lee

VMware Investor Relations

glee@vmware.com

(650) 427-3267

Mary Ann Gallo

VMware Public Relations

magallo@vmware.com

(650) 427-3271

Ulysses King

OutCast Communications for VMware

ulysses@outcastpr.com

(415) 345-4731